Exhibit 99.2

Granahan McCourt Acquisition Corporation (AMEX: GHN) Transaction Restructuring Overview September 4, 2008

1 Safe Harbor Statement In connection with the proposed business combination, Granahan McCourt Acquisition Corporation (“GHN”) has filed a registration statement on Form S-4 (File No. 333-150848), last amended on July 29, 2008, containing a proxy statement/prospectus (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement/prospectus and form of proxy will be mailed to the stockholders of GHN as of the applicable record date, seeking their approval of the proposed business combination. Before making any voting decision, GHN’s stockholders are urged to read this proxy statement/prospectus regarding the business combination carefully because it will contain important information about the proposed transactions. GHN’s stockholders are able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents by directing a request by mail to Ellyn M. Ito at Granahan McCourt Acquisition Corporation, 179 Stony Brook Road, Hopewell, New Jersey 08525 or by telephone at (609) 333-1200. GHN and its officers and directors may be deemed to have participated in the solicitation of proxies from the GHN’s stockholders in favor of the approval of the merger and related matters. Information concerning GHN’s directors and executive officers is set forth in the publicly filed documents of GHN, including the Registration Statement and the Form 10-K for the year ended December 31, 2007. GHN’s stockholders and other interested persons may obtain more detailed information regarding the direct and indirect interests of GHN and its directors and executive officers in the merger by reading the Registration Statement and the definitive proxy statement/prospectus regarding the merger, which will be filed with the SEC. This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other Securities and Exchange Commission filings, including Registration Statement and the Form 10-K for the period ended December 31, 2007. These risks and uncertainties also include risks and uncertainties regarding Pro Brand International, Inc. (“PBI”), including, among other things, changes in demand for PBI’s products, PBI’s dependence on significant customers, the lack of longterm contracts governing PBI’s customer and supplier relationships, PBI’s ability to retain its management and key personnel, PBI’s ability to adequately protect its intellectual property and its technologies, competition in PBI’s markets, competitive pricing and continued pricing pressures in the direct broadcast satellite market, supplier constraints, the introduction of new products and services by competitors, the ability of PBI to manage costs and maintain production volumes, conditions in PBI’s industry and economic conditions generally, PBI's ability to develop and market new technologies in a competitively advantageous manner, and PBI’s success at integrating acquired businesses. This presentation includes certain estimated financial information and forecasts presented as pro forma financial measures that are not derived in accordance with generally accepted accounting principles (“GAAP”), and which may be deemed to be non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. GHN and PBI believe that the presentation of these non-GAAP financial measures serve to enhance the understanding of the financial performance of PBI and the proposed acquisition. However, these non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to financial measures of financial performance prepared in accordance with GAAP. Our pro forma financial measures may not be comparable to similarly titled pro forma measures reported by other companies.

2 Restructuring overview • Initial purchase price reduced from $75 million to $65 million • Cash / stock reduced from $55 / $20 million to $50 / $15 million •Management’s entire promote now subject to earnout performance targets • Initial shares decreased by 3.2 million • GHN Management vested shares outstanding reduced by 2.6 million shares • PBI initial consideration reduced by 0.6 million shares •Earnout for PBI's former equityholders has been significantly reduced, capped and simplified Impact of restructuring Initial TEV reduced by 23% from $140 million to $108 million 2009E TEV (inclusive of earnout) reduced by 17% from $153 million to $127 million TEV / 2008E adj. EBITDA (1) multiple reduced by 23% from 7.3x to 5.6x TEV / 2009E adj. EBITDA multiple reduced by 17% from 5.6x to 4.6x Cash on balance sheet post closing of $36.1 million, up from $31.1 million (2) (1) Adj. EBITDA excludes transaction related costs. (2) Assuming no GHN shareholder redemptions. With maximum redemption, cash would be reduced by approximately $18.6 million (2.25 million shares x $8.28 / per share assumed redemption price). Significant Transaction Restructuring

Impact of Restructuring

Total Fully Diluted Transaction Value Comparison [1]

($ in millions)	Previous Structure		Current Structure	
	Low EBITDA Range	High EBITDA Range	Low EBITDA Range	High EBITDA Range
EBITDA Projections				
2008	$16	$23	$16	$23
2009	20	29	20	29
2010	23	33	23	33
Upfront Purchase Price [2]	$75.0	$75.0	$65.0	$65.0
Aggregate PBI Earnout Consideration (2008 - 2010) [3]	30.4	147.6	19.8	36.0
Vested Management and Board Shares [4]	23.3	23.3	1.3	1.3
Aggreqrate GHN Management Shares tied to PBI Earnout [5]	0.0	0.0	12.1	22.0
Warrants [6]	34.8	34.8	34.8	34.8
Less: Cash	(11.1)	(8.6)	(36.1)	(36.1)
Total Fully Diluted Transaction Value	**$152.3**	**$272.0**	**$96.9**	**$122.9**
Improvement over Previous Structure (% reduction)			*(36.4%)*	*(54.8%)*
Total PBI Consideration [7]	***$105.4***	***$222.6***	***$84.8***	***$101.0***
Improvement over Previous Structure (% reduction)			*(19.5%)*	*(54.6%)*

Note: EBITDA projections are based on high and low ranges as illustrated on page 91 of GHN's S-4 filed July 29, 2008 (Merger Consideration - Earnout).
(1) All GHN shares issued and currently outstanding assumed to be valued at $8.28 per share.
(2) Upfront purchase price includes both equity and cash consideration, but excludes all earn-out consideration.
(3) Includes total aggregrate consideration paid to PBI's former equityholders based on meeting Adjusted EBITDA targets in 2008 - 2010.
(4) In previous structure, GHN Management and Board shares vested at time of acquisition close.
(5) Includes aggregate value of GHN Management shares, which are being tied to and vest only proportionate to any earnout payments PBI receives.
(6) Warrants include both the public warrants and warrants held by GHN management.
(7) Includes upfront consideration and aggregate PBI earnout consideration.

GRANAHAN MCCOURT

Pro Brand International, Inc.

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Revised Transaction Valuation

Summary valuation

($ in millions)	2008E	2009E
Projected EBITDA (Adjusted) [1]	$19.2	$27.3
Projected Earnings (Adjusted)	11.5	17.2
Projected EBITDA	$18.0	$26.5
Projected Earnings	10.8	17.2
Market Capitalization [2]	$144.2	$155.3
Net Debt	(36.0)	(28.5)
Total Enterprise Value	$108.2	$126.8
Assumed GHN Share Price	$8.28	$8.28
Total Vested Shares Outstanding		
Public Shares	11.3	11.3
Public Warrants [3]	3.1	3.1
GHN Warrants [3]	1.1	1.1
Shares Issued to PBI at Closing	1.8	1.8
Shares Issued to PBI as Earnout	0.0	0.5
Management and Board shares [4]	0.2	1.0
Total	17.4	18.8
Total Shares Outstanding, Including Unvested Shares		
Total Vested Shares Outstanding	17.4	18.8
Management and Board Shares Subject to Vesting (in future years if earnout achieved)	2.5	1.7
Total	19.9	20.5
TEV / EBITDA Multiple	6.0x	4.8x
P/E [5]	13.4x	9.0x
Fully Diluted EPS	$0.62	$0.92
Multiples after adjusting for one-time transaction expenses		
TEV / Adj. EBITDA multiple	5.6x	4.6x
P/Adj. E multiple [6]	12.5x	9.0x
Adj. EPS [7]	$0.66	$0.92

Commentary

- Significant reduction in initial and total purchase price
- Significant reduction in valuation multiples
- Significant reduction in initial vested shares outstanding
- Significant increase in investor upside due to capping earnout
- Significant improvement in alignment of long-term Management interest with shareholders

(1) Adj. EBITDA excludes the one-time transaction costs incurred in 2008 associated with the GHN-PBI merger.
(2) Assumed Share Price calculated by dividing assumed market cap by Total Vested Shares.
(3) Based on the Treasury method.
(4) There are approximately 2.8 million shares of GHN common stock outstanding that were first issued prior to GHN's IPO and that are held by GHN's management and Board of Directors (the "promote shares"). The management team of GHN has agreed to subject approximately 2.6 million of its promote shares to certain restrictions on transfer. The promote shares held by GHN management that are subject to transfer restrictions are included in Total Vested Shares Outstanding only to the extent that, based on projected EBITDA, the transfer restrictions would cease to apply. Note that, prior to the imposition of the transfer restrictions, all of the promote shares have been treated as outstanding for GAAP purposes in GHN's historical and pro forma financial statements and, for GAAP purposes, the promote shares may still be considered as outstanding.
(5) Assumed Market Capitalization / earnings.
(6) Earnings adding back one-time transaction expenses of $1.2 million in 2008 divided by Total Vested Shares Outstanding.
(7) Adj. EPS is calculated by dividing earnings by Total Vested Shares Outstanding and is included for illustration only. It is not a GAAP measure. See Note 4 above for further information related to the promote shares.

GRANAHAN McCOURT
Pro Brand International, Inc.
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Simplified and Reduced Earnout Structure

- Three annual PBI earnout payments are capped at $36 million in the aggregate
- Earnout payments are contingent on PBI achieving its EBITDA projections
- Earnout payments can be made in any mix of stock and/or cash (at Board's discretion)

($ in millions)	Projected EBITDA [1]	Applicable EBITDA	Incremental earnout per EBITDA $	Total potential earnout	
Year 2008E	**$18**				
$14.0 < adjusted EBITDA < $15.0		$1.00	$2.25	$2.25	
$15.0 < adjusted EBITDA < $17.0		$2.00	$2.75	$5.50	
Adjusted EBITDA > $17.0		$1.49	$3.25	$4.25	[2]
Total potential earnout payments (capped at $12 million) [3]				**$12.0**	
Year 2009E	**$27**				
$17.0 < adjusted EBITDA < $20.0		$3.00	$2.25	$6.75	
$20.0 < adjusted EBITDA < $23.0		$3.00	$1.50	$4.50	
Adjusted EBITDA > $23.0		$4.00	$0.75	$0.75	[2]
Total potential earnout payments (capped at $12 million) [3]				**$12.0**	
Year 2010E	**$33**				
$19.0 < adjusted EBITDA < $22.0		$3.00	$2.25	$6.75	
$22.0 < adjusted EBITDA < $25.0		$3.00	$1.25	$3.75	
Adjusted EBITDA > $25.0		$8.23	$0.75	$1.50	[2]
Total potential earnout payments (capped at $12 million) [3]				**$12.0**	
Total aggregate potential earnout payments				**$36.0**	

(1) EBITDA estimates are per GHN's previous disclosure.
(2) Earnout capped at $12 million per year.
(3) Any unearned earnout is rolled over into subsequent years and can be earned if projections are outperformed.

GRANAHAN MCCOURT

Pro Brand International, Inc.

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